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                                                                    EXHIBIT 11.1

                       CHAMBERS DEVELOPMENT COMPANY, INC.
                     COMPUTATIONS OF INCOME (LOSS) PER SHARE
                     (In Thousands, Except Per Share Amounts)


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
- ---------------------------------------------------------------------
                                          Year Ended December 31,
                                      -------------------------------
                                       1993        1992        1991
- ---------------------------------------------------------------------
Income (Loss) from Continuing
  Operations                          $ 8,303    $(70,255)   $(64,482)
Loss from Discontinued Operations          --        (468)     (7,722)
                                      -------    --------    --------
Net Income (Loss)                     $ 8,303    $(70,723)   $(72,204)
                                      -------    --------    --------
                                      -------    --------    --------

INCOME (LOSS) PER COMMON SHARE

Continuing Operations                 $   .12    $  (1.05)   $  (1.08)
Discontinued Operations                    --        (.01)       (.13)
                                      -------    --------    --------
Net Income (Loss)                     $   .12    $  (1.06)   $  (1.21)
                                      -------    --------    --------
                                      -------    --------    --------




COMPUTATION OF WEIGHTED AVERAGE COMMON SHARES

Common Shares Outstanding at
  Beginning of Year                    66,788      66,780      54,648
Effect of:
  Issuance of Class A Common Stock         --          --       3,686
  Conversion of subordinated
    debentures                             --          --       1,550
  Other                                    --           8          11
                                       ------      ------      ------
                                       ------      ------      ------

Weighted Average Number of Common
  Shares Outstanding                   66,788      66,788      59,895
                                       ------      ------      ------
                                       ------      ------      ------
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